EXECUTION VERSION
INCREMENTAL COMMITMENT JOINDER NO. 1
This INCREMENTAL COMMITMENT JOINDER NO. 1 (this “Agreement”), dated as of January 2, 2025, and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among LADDER CAPITAL FINANCE HOLDINGS LLLP, a Delaware limited liability limited partnership (“Parent”), LADDER CORPORATE REVOLVER I LLC, a Delaware limited liability company (“Ladder Corporate Revolver”), LADDER CAPITAL FINANCE CORPORATION, a Delaware corporation (“LCFC” and, together with Parent and Ladder Corporate Revolver, “Borrowers” and each, individually, a “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below) party hereto (solely with respect to Section 5.1 herein), each of the undersigned Lenders providing First Incremental Amendment Revolving Commitments (as defined below) (each, an “Additional Lender” and collectively, the “Additional Lenders”), the ISSUING BANKS (as defined in the Credit Agreement referred to below) party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) under the Credit Agreement (as hereinafter defined).
RECITALS:
WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of December 20, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrowers, Guarantors, the Lenders from time to time party thereto and JPMorgan, as Administrative Agent and Collateral Agent;
WHEREAS, pursuant to Section 2.3 of the Credit Agreement, Borrower Representative has requested that the Additional Lenders (i) provide in the aggregate $125,000,000 in Incremental Revolving Commitments as an increase to the existing Revolving Commitments under the Credit Agreement (as such terms are defined in the Credit Agreement) as of the date hereof (the “First Incremental Amendment Revolving Commitment”) and (ii) solely in the case of M&T Bank, in connection with the foregoing, provide in the aggregate $10,000,000 in Letter of Credit Commitments (as defined in the Credit Agreement) under the Credit Agreement (the “M&T LC Commitment”); and
WHEREAS, pursuant to Section 2.3(c) of the Credit Agreement, the parties hereto are entering into this Agreement to (i) reflect the establishment of the First Incremental Amendment Revolving Commitment and (ii) reflect the establishment of the M&T LC Commitment (and corresponding reduction of the Letter of Credit Commitment of each existing Issuing Bank).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Agreement.

ARTICLE II

AGREEMENT TO PROVIDE FIRST INCREMENTAL AMENDMENT
ARTICLE IIIREVOLVING COMMITMENT AND M&T LC COMMITMENT
SECTION 3.1Agreement to Provide First Incremental Amendment Revolving Commitment.
(a)On the Effective Date, each Additional Lender hereby agrees to provide its respective First Incremental Amendment Revolving Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Agreement and the Credit Agreement. Each Additional Lender hereby agrees to make Revolving Loans to Borrowers under the First Incremental Amendment Revolving Commitment from time to time in accordance with the Credit Agreement in the aggregate amount of up to its respective First Incremental Amendment Revolving Commitment, which First Incremental Amendment Revolving Commitment (and any Revolving Loans made thereunder) shall have the same terms and conditions as the Revolving Commitments (and the Revolving Loans made thereunder) that were in effect under the Credit Agreement as of the Closing Date (such Revolving Commitments, the “Closing Date Revolving Commitments”).
(b)Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the schedules and exhibits attached thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) to the extent such Additional Lender is not already a party to the Credit Agreement as a Lender, hereby joins the Credit Agreement as a Lender and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Additional Lender and a Lender; and (v) to the extent such Additional Lender is already a party to the Credit Agreement as a Lender, confirms that its First Incremental Amendment Revolving Commitment (and Revolving Loans made thereunder) is in addition to its Closing Date Revolving Commitment under the Credit Agreement.
SECTION 3.2First Incremental Amendment Revolving Commitment. This Agreement represents Borrower Representative’s request pursuant to Section 2.3(a) of the Credit Agreement for the First Incremental Amendment Revolving Commitment to be established and provided on the terms set forth herein on the Effective Date. It is the understanding, agreement and intention of the parties hereto that (a) the First Incremental Amendment Revolving Commitment shall be an increase to the Closing Date Revolving Commitments and shall have all of the same terms and conditions (including, without limitation, with respect to pricing and termination on the Maturity Date) of the Closing Date Revolving Commitments and shall constitute “Revolving Commitments” and “Commitments” under the Credit Documents, (b) all Revolving Loans made pursuant to the First Incremental Amendment Revolving Commitment shall have all of the same terms and conditions of the Revolving Loans made pursuant to the Closing Date Revolving Commitments and shall constitute “Revolving Loans” and “Loans” under the Credit Documents and (c) the First Incremental Amendment Revolving Commitment and the Revolving Loans made thereunder shall be included in and be the same class as the Closing Date Revolving Commitments and the Revolving Loans made thereunder.
SECTION 3.3M&T LC Commitment. On the Effective Date, M&T Bank hereby agrees to be an Issuing Bank under the Credit Agreement and to provide its M&T LC Commitment on the terms set forth in this Agreement and the Credit Agreement. M&T Bank hereby agrees to issue Letters of Credit under the M&T LC Commitment from time to time in accordance with the Credit Agreement in an aggregate amount of up to the M&T LC Commitment, which (a) M&T LC Commitment (and any Letters of Credit issued in respect thereof) shall have the same terms and conditions as the Letter of Credit Commitments (and the Letters of Credit issued in respect thereof) that were in effect under the Credit Agreement as of the Closing Date (such Letter of Credit Commitments, the “Closing Date LC

Commitments”) and shall constitute “Letter of Credit Commitments” and “Commitments” under the Credit Documents and (b) all Letters of Credit issued in respect of the M&T LC Commitment shall have all of the same terms and conditions of the Letters of Credit made pursuant to the Closing Date LC Commitments and shall constitute “Letters of Credit” under the Credit Documents.
SECTION 3.4Adjustment of Revolving Commitments, Letter of Credit Commitments and Pro Rata Share. In accordance with Section 2.3(d) of the Credit Agreement, on the Effective Date, (a) the Revolving Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the First Incremental Amendment Revolving Commitment and Appendix A to the Credit Agreement shall automatically be deemed amended accordingly in the form of Schedule A hereto and (b) the Letter of Credit Commitments of each Issuing Bank will be adjusted to give effect to the First Incremental Amendment Revolving Commitment and Appendix B to the Credit Agreement shall automatically be deemed amended accordingly in the form of Schedule B hereto.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
To induce (a) the Additional Lenders to provide the First Incremental Amendment Revolving Commitment and M&T Bank to provide the M&T LC Commitment and (b) Administrative Agent and Issuing Banks to enter into this Agreement, the Credit Parties represent to the Additional Lenders, Issuing Banks and Administrative Agent that, after giving effect to the incurrence of the First Incremental Amendment Revolving Commitment and the M&T LC Commitment by Borrowers, as of the Effective Date:
SECTION 4.1Corporate Existence. Each of Parent and its Subsidiaries (a) is duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except (1) in the case of clauses (a) (other than (x) in the case of due organization and valid existence, with respect to any Borrower and any Credit Party that is a Material Subsidiary and (y) in the case of good standing (where relevant) any Borrower), (b) and (c) to the extent failure to comply therewith has not had, and would not be reasonably expected to have, a Material Adverse Effect and (2) for transactions permitted under Section 6.8 and/or Section 6.12 of the Credit Agreement.
SECTION 4.2Due Authorization. The execution, delivery and performance of this Agreement and the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
SECTION 4.3No Conflict. The execution, delivery and performance by Credit Parties of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, (ii) any of the Organizational Documents of any Credit Party, or (iii) any order, judgment or decree of any court or other agency of government binding on Parent or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute a default under any Material Contract of Parent or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders, except with respect to any violation, conflict, breach, default referred to in the foregoing clauses (a)(i), (a)(iii), (c) and (d), as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.4Closing Date Certificates; Organization Documents; Resolutions. There has been no change, amendment or other modification to (nor is any change, amendment or other modification currently contemplated with respect to) (i) the copies of the Organizational Documents of any Credit Party, (ii) signature and incumbency certificates of the officers of any Credit Party or (iii) the copies of resolutions of the Board of Directors or similar governing body of any Credit Party, in each case, delivered to Administrative Agent pursuant to Section 3.1(b) of the Credit Agreement on the Closing Date.
SECTION 4.5Credit Document Representations. At the time of and immediately after giving effect to the First Incremental Amendment Revolving Commitment and the M&T LC Commitment, (x) no Event of Default has occurred that is continuing and (y) all representations and warranties of each Credit Party set forth in the Credit Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Effective Date (or, if such representation or warranty relates to an earlier date, as of such earlier date).
SECTION 4.6Maximum Incremental Revolving Commitments. After giving effect to the First Incremental Amendment Revolving Commitment, the aggregate amount of Revolving Commitments (for the avoidance of doubt, together with the First Incremental Amendment Revolving Commitment and any Incremental Revolving Commitments previously established) does not exceed $1,250,000,000.
ARTICLE V

CONDITIONS TO THE EFFECTIVE DATE
This Agreement shall become effective, and each Additional Lender shall provide its First Incremental Amendment Revolving Commitment and M&T Bank shall provide its M&T LC Commitment on the date (the “Effective Date”) on which each of the following conditions is satisfied:
SECTION 5.1Execution of Counterparts. Administrative Agent shall have received executed counterparts of this Agreement from each Credit Party, each Additional Lender, each Issuing Bank and Administrative Agent.
SECTION 5.2Representations and Warranties. Each of the representations and warranties set forth in Section 3 of this Agreement shall be true and correct in all respects (giving effect to any materiality or similar qualifiers contained therein) as of the Effective Date.
SECTION 5.3Revolving Loan Note. Each Additional Lender shall have received a duly authorized and executed promissory note in the form of Exhibit B to the Credit Agreement in the amount of its First Incremental Amendment Revolving Commitment.
SECTION 5.4Fees, Costs and Expenses. Prior to or substantially concurrently with the effectiveness of this Agreement, (i) all fees required to be paid by the Borrowers on the Effective Date pursuant to that certain Fee Letter, dated December 6, 2024 and (ii) all actual, documented and reasonable out-of-pocket costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement, to the extent invoiced at least three (3) Business Days prior to the Effective Date (except as otherwise agreed by the Borrower Representative), shall have been paid.
SECTION 5.5PATRIOT Act; Beneficial Ownership Regulation. At least five (5) days prior to the Effective Date, Administrative Agent and Additional Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been reasonably requested by Administrative Agent at least ten (10) days prior to the Effective Date and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.

ARTICLE VI

VALIDITY OF OBLIGATIONS AND LIENS
SECTION 6.1Reaffirmation. Each of the Credit Parties party hereto (a) acknowledges and agrees that all of such Credit Party’s obligations under the Collateral Documents and the other Credit Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Agreement, (b) reaffirms each lien and security interest granted by it to Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and the Guaranty of the Guaranteed Obligations made by it pursuant to the Credit Agreement, (c) acknowledges and agrees that the grants of liens and security interests by, and the Guaranties of, the Credit Parties contained in the Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and thereby and (d) confirms and agrees that the Obligations, the Guaranteed Obligations and the Secured Obligations under the Credit Agreement and the other Credit Documents include the First Incremental Amendment Revolving Commitment and the Revolving Loans made thereunder and the M&T LC Commitment and the Letters of Credit issued in respect thereof.
ARTICLE VII

MISCELLANEOUS
SECTION 7.1Notice. For purposes of the Credit Agreement, the initial notice address of M&T Bank shall be as set forth below its signature to this Agreement.
SECTION 7.2Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of Borrowers and Administrative Agent (acting at the direction of such Lenders as may be required under Section 10.5 of the Credit Agreement).
SECTION 7.3Entire Agreement. This Agreement (including the Schedules) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
SECTION 7.4APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
SECTION 7.5CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT SECTIONS 10.15 AND 10.16 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.
SECTION 7.6Confidentiality. Each party hereto agrees that Section 10.17 of the Credit Agreement shall apply to this Agreement mutatis mutandis.
SECTION 7.7No Fiduciary Responsibility. Each party hereto agrees that Section 10.23 of the Credit Agreement shall apply to this Agreement mutatis mutandis.
SECTION 7.8Severability. In case any provision herein or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 7.9Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent an Agent has agreed to accept any Electronic Signature, such Agent and each of the other Agents and Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.
SECTION 7.10Credit Document. This Agreement shall constitute an “Incremental Commitment Joinder” and a “Credit Document”, each as defined in the Credit Agreement.
SECTION 7.11No Novation. The parties hereto expressly acknowledge that it is not their intention that this Agreement or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Credit Agreement and the Credit Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Credit Agreement and the other Credit Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Agreement), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of Effective Date, each reference in the Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended, modified or supplemented by this Agreement.
SECTION 7.12Expenses. Without duplication of any amounts required to be paid pursuant to Section 4.4 of this Agreement, Borrowers agree to reimburse Administrative Agent and Collateral Agent for the reasonable and documented out-of-pocket expenses incurred by them in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of one primary counsel and one local counsel in each relevant material jurisdiction for Administrative Agent and the Collateral Agent, taken as a whole.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written, to be effective as of the Effective Date.
BORROWERS:

LADDER CORPORATE REVOLVER I LLC

By: /s/ Kelly Porcella
Name: Kelly Porcella
Title:    Chief Administrative Officer, General Counsel and Secretary

LADDER CAPITAL FINANCE HOLDINGS LLLP

By: /s/ Kelly Porcella
Name: Kelly Porcella
Title:    Authorized Person

LADDER CAPITAL FINANCE CORPORATION

By: /s/ Kelly Porcella
Name: Kelly Porcella
Title:    Assistant Secretary

[Signature Page to Incremental Commitment Joinder No. 1]

GUARANTORS:

TUEBOR TRS IV LLC

By:/s/ Kelly Porcella
Name: Kelly Porcella
Title:    Vice President, Managing Director, Chief Administrative Officer, General Counsel and Secretary

LADDER MIDCO LLC LADDER MIDCO II LLC

By:/s/ Kelly Porcella
Name: Kelly Porcella
Title:    Authorized Person
[Signature Page to Incremental Commitment Joinder No. 1]

15600 JFK OWNER LLC
ISLA VISTA JV MEMBER LLC LADDER CAPITAL CORP
LADDER CAPITAL CRE EQUITY LLC LADDER CAPITAL FINANCE LLC
LADDER CAPITAL FINANCE PORTFOLIO II LLC
LADDER CAPITAL FINANCE PORTFOLIO LLC LADDER CAPITAL INSURANCE LLC
LADDER CAPITAL REALTY II LLC LADDER CAPITAL REALTY III LLC LADDER CRE FINANCE REIT INC LADDER GRACE LAKE MEMBER LLC LADDER MEMBER CORPORATION
SERIES REIT OF LADDER CAPITAL FINANCE HOLDINGS LLLP
SERIES TRS OF LADDER CAPITAL FINANCE HOLDINGS LLLP
SERIES REIT OF LADDER MIDCO II LLC SERIES TRS OF LADDER MIDCO II LLC SERIES REIT OF LADDER MIDCO LLC SERIES TRS OF LADDER MIDCO LLC LC TRS I LLC
LC780 THIRD LLC ONP JV MEMBER LLC
ONP ROOFTOP JV MEMBER LLC TUEBOR REIT SUB LLC
TUEBOR SECURITIES LLC

By:/s/ Kelly Porcella
Name: Kelly Porcella
Title:    Chief Administrative Officer, General Counsel and Secretary

[Signature Page to Incremental Commitment Joinder No. 1]

Acknowledged and Agreed by:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and an Issuing Bank

By:     /s/ Jennifer M. Dunneback
Name: Jennifer M. Dunneback
Title: Executive Director
[Signature Page to Incremental Commitment Joinder No. 1]

[LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]
[Signature Page to Incremental Commitment Joinder No. 1]